EXHIBIT 10.4
                              AGREEMENT TO PURCHASE

PARTIES:                       National Boston Medical, Inc.
                               43 Taunton Green 3rd Floor
                               P.O. Box 1161
                               Taunton, MA 02780

                               Medical Marketing Group LLC
                               43 Taunton Green
                               Taunton, MA 02780

FACTS:

1.   On March 13, 1997 DJH Holdings LLC was filed with the State of Nevada.

2. The original charter for DJH Holdings LLC was issued on March 13, 1997 by the state of Nevada.

3. The office address for the Medical Marketing Group LLC was filed as 43 Taunton Green, Taunton, MA 02780

4. The Resident Agent for DJH Holdings LLC, later known as the Medical Marketing Group LLC, is John Gallager, Esquire, 100 West Liberty Street, Suite 800, P.O. Box 2838, Reno, Nevada 89505.

5. On July 14, 1998, an amendment to the Articles of Organization of DJH Holdings LLC was filed, changing DJH Holdings LLC to the Medical Marketing Group LLC, file #LLC841-97.

6. The parties listed below are all shareholders and/or officers of the above Medical Marketing Group LLC841-97.

            Name                   # of Shares              % of Ownership
  Daniel & Cecilia Hoyng           2,750,000                  79%
  Louis & Dorothy                     20,000                   1%
  Kurt Meinel                         20,000                   1%
  Barbara Randall                    250,000                7.25%
  Ray Volpe                          250,000                7.25%
  Ralph Kristiansen                  125,000                 3.5%
  Shirley Hainse                      20,000                   1%
                                   -------------
                                   3,435,000

PURPOSE AND TERMS:

7. National Boston Medical, Inc. is a Nevada Corporation formed on August 22, 1997. National Boston Medical Inc. has it's corporate offices located at 43 Taunton Green 3rd

     Floor, Taunton, MA 02780. The president of National Boston Medical, Inc. is Daniel Hoyng.

8. The purpose of this agreement is the acquisition of Medical Marketing Group LLC (former known as DJH Holdings LLC) shares of the corporation by National Boston Medical, Inc. by method of a share exchange or "stock wrap."

9. National Boston Medical, Inc. desires to purchase all of the outstanding shares of Medical Marketing Group LLC by a "stock swap" exchanging shares of National Boston Medical, Inc. for all of the shares of outstanding and all unissued but authorized shares of Medical Marketing Group LLC.

10. Medical Marketing Group LLC herewith agrees and asserts that it has disclosed all of it's assets and liabilities to National Boston Medical, Inc..

11. Medical Marketing Group LLC has herewith delivered to National Boston Medical, Inc. the books and records of the corporation from the corpora attorney John K. Gallagher.

12. The corporate records of Medical Marketing Group LLC are attached herewith as Exhibit A.

13. National Boston Medical Inc. herewith agrees to exchange National Boston Medical, Inc. shares in the following amounts for proportionate shares held by shareholders of Medical Marketing Group LLC and the following shareholders of the Medical Marketing Group LLC state that they as sole shareholders of the Medical Marketing Group LLC state that they as sole shareholders and officers of the corporation, will transfer all stock authorized and unauthorized to National Boston Medical, Inc.

   Existing Medical Marketing Shareholders       National Boston Medical, Inc.
                                                 shares to be Exchanged
   Daniel & Cecilia Hoyng      2,750,000         394,375
   Louis & Dorothy                20,000           5,000
   Kurt Meinel                    20,000           5,000
   Barbara Randall               250,000          36,250
   Ray Volpe                     250,000          35,250
   Ralph Kristiansen             125,000          18,125
   Shirley Hainse                 20,000           5,000

14. That the stock exchange includes an assignment of any and all rights that Medical Marketing Group LLC may have in the corporation to certain products, names, investors, etc... to National Boston Medical, Inc.

15. That as part of the "stock exchange" the parties agree that this exchange agreement may be altered to comply with requirements of lawyers and accounts to minimize any tax exposures or corpora rules so long as such changes do not materially alter the terms of this contract.

16. That the following Daniel and Cecilia Hoyng certify that they hold 79% or more than 3/4's of all the stock outstanding of Medical Marketing Group LLC and that as such substantial majority shareholders, they have the right and authorization to execute such share exchange agreement on behalf of Medical Marketing Group LLC.

17. That Daniel J. Hoyng and Cecilia Hoyng as the Board of Managers of the company have the further authorization to execute this "stock swap" agreement, Sec. Sections 7.9 to 7.13 of the "operating agreement for DJH Holdings LLC.

18. Both parties to the agreement have agreed that the initial capital contribution to the Medical Marketing Group LLC was .0001 per share. All matters regarding "transfer of shares" shall be governed by
           Article 8 of the operating agreement of Medical Marketing Group LLC.

19. That the Stock Certificates of Medical Marketing Group LLC bear the following legends: See Exhibit B.

20. That the parties agree to cooperate and execute all agreements to complete this "stock swap" so long as such agreements do not "materially alter" the original intention of the parties.

Dated: November 3, 1997

                             Medical Marketing Group LLC

                             By:/s/ Daniel Hoyng
                              ----------------------
                                 Daniel Hoyng

                             /s/ Cecilia Hoyng
                             ----------------------
                              Cecilia Hoyng

                             National Boston Medical, Inc.


                             By:______________________________

FILED                               ARTICLES OF ORGANIZATION
IN THE OFFICE OF THE                           OF
SECRETARY OF STATE OF THE                DJH HOLDINGS, LLC
STATE OF NEVADA                   A Limited-Liability Company
Mar 13 1997


     We, the undersigned, pursuant to the Nevada Revised Statutes governing limited-liability companies, hereby adopt the following Articles of Organization for a limited-liability company:

                                    ARTICLE I
                                      NAME

     The   name  of  the   limited-liability   company   is  DJH   HOLDINGS,   a
Limited-Liability Company (the "Company").

                                   ARTICLE II
                                    DURATION

     This company shall dissolve, and its period of duration shall end, 30 years form the date these Articles of Organization are filed with the Nevada Secretary of State.

                                   ARTICLE III
                                 RESIDENT AGENT

     The name and business address of the resident agent of this Limited Liability Company is:

                 John K. Gallagher, Esquire
                 Guild, Russell, Gallagher & Fuller, Ltd.
                 100 W. Liberty Street, Suite 800
                 Reno, NV 89501

                                   ARTICLE IV
                                  CONTINUATION

     Upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in his Company, the remaining members may unanimously agree to continue the business of this Company as provided in the Operating Agreement.

                                    ARTICLE V
                                   ORGANIZERS

     The name and street address of the Organizers are as follows:

            Name          Address

  Janice Maddux           100 W. Liberty Street
                          Suite 800
                          Reno, Nevada 89505

  Debbie Brown            100 W. Liberty Street
                          Suite 800
                          Reno, Nevada 89505

  Sheron Schwary          100 W. Liberty Street
                          Suite 800
                          Reno, Nevada 89505

                                   ARTICLE VI
                                   MANAGEMENT

     This Company shall be managed by a Management Committee composed of at least one voting member. The following managers shall serve until the first annual meeting of members or until their successors are elected and qualified:

    Name                      Address

   Daniel J. Hoyng          P.O. Box 584
                            North Dighton, MA 02764

   Cecelia Hoyng            P.O. Box 584
                            North Dighton, MA 02764

                                   ARTICLE VII
                                    INDEMNITY

     Section 7.01 Right to Indemnity. Every person who was or is a party, or is threatened to be made party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a manager, member, employee or agent of this Company, or is or was serving at the request of this Company as a manager, member, employee or agent of another limited-liability company, or as a director, officer or representative in a corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desire4d by such person. Such right of indemnification shall not be exclusive of any other right which such managers, members or representatives may have or hereafter acquire, and, without limiting the generally of such statement, they shall be entitled to their respective rights of indemnification under any operating agreement or other agreement, vote or members, provision or law, or otherwise, as well as their rights under this Article.

     Section 7.02 Expenses Advanced. Expenses of managers and members incurred in defending a civil or criminal action, suit or proceeding by reason of any act or omission of such managers of members acting as a manager or member shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of any undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

     Section 7.03 Operating Agreement; Insurance. Without limiting the application of the foregoing, the members may adopt a provision in the operating agreement from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause this Company to purchase and maintain insurance or other financial arrangements on behalf of any person who is or was a manager or member of this Company as a member or manager of another limited-liability company, or as its representative in a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, to the fullest extent permitted by the laws of the State of Nevada, whether or not this Company would have the power to indemnify such person.

     The indemnification and advancement of expenses provided in this Article shall continue for a person who has ceased to be a member, manager, employee or agent, and inures to the benefit of their heirs, executors and administrators of such a person.

                                  ARTICLE VIII
                             RETURN OF CONTRIBUTIONS

     A member may only demand cash in return for his or its contribution to capital, but the Company may require a member to accept cash, property, promissory notes or any combination thereof in return for the member's contribution to capital.

     IN WITNESS WHEREOF, we have hereunto set our hands this 12th day of March, 1997.

/s/ Janice Maddux           /s/ Debbie Brown                /s/ Sheron Schwary
----------------            ------------------              -------------------
Janice Maddux               Debbie Brown                    Sheron Schwary


STATE OF NEVADA   )
                  ) SS.
COUNTY OF WASHOE  )

     On this 12th day of March, 1997, before me, a notary public, personally appeared Janice Maddux, Debbie Brown and Sheron Schwary who acknowledged to me that they executed the foregoing instrument.

                                  /s/ Jillene A.  Zarker
                                  -----------------------
                                  Notary Public
                                   [seal]

                               OPERATING AGREEMENT
                                       FOR
                                  DJH HOLDINGS,
                           a limited liability company

                                   ARTICLE 1.
                                   DEFINITIONS

     The following capitalized terms are used in this Operating Agreement with the meanings thereafter ascribed:

     "Affiliate" means (a) in the case in an individual, any relative of such Person, (b) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of any class of the voting securities of or equity interest in such Person; (c) any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person; or (d) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of the outstanding voting securities of any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person.

     "Articles of Organization" means the Articles of Organization of DJH Holdings as filed with the Secretary of State of Nevada as the same may be amended from time to time.

     "Capital Account" means a capital account maintained in accordance with the rules contained in Treas. Reg. Section 1.701-1(b)(2) as maintained in accordance with applicable rules under the Code and as set forth in Treas. Reg. Section 1.704-1(b)(2)(4) as amended form time to time.

     "Capital Contribution" means any contribution to the capital of the Company in cash or property by a Shareholder whenever made.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Company" means DJH Holdings, a Limited Liability Company.

     "Deceased Holder" has the meaning ascribed to such term in Section 6.5 hereof.

     "Disposition" means any transfer or attempted transfer of all or any part of the rights and incidents of ownership of the Shares, including, in the case of a Shareholder, the right to vote, and the right to possession of shares as collateral for indebtedness, whether such transfer is outright or conditional, inter vivos or testamentary, voluntary or involuntary, or for or without consideration.

     "Distributable Cash" means all cash, revenues, and funds received by the Company from Company operations, less the sum of the following to the extent paid or set aside by the Company: (a) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (b) all cash expenditures incurred incident to the normal operation of the Company's business; (c) such Reserves as the Board of Managers deems reasonably necessary to the proper operation of the Company's business.

     "Economic Interest" means a Shareholder's share of the Company's Net Profits, Net Losses and distributions of the Company's assets pursuant to this Operating Agreement with share shall be equal to the quotient of the number of Shares held of record by such Shareholder divided by the total number of Shares then outstanding.

     "Economic Interest Holder" means a holder of Shares which only represent an Economic Interest and not any right to vote or otherwise participate in the affairs or management of the Company.

     "Entity" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, or association or any foreign trust or foreign business organization.

     "Event of Dissolution" means an event so defined in NRS 86.491.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" at any time and from time to time means the quotient of
(a) the fair market value of the Company as of the date immediately prior to the relevant meaning, as determined in good faith by the Board of Managers of the Company, divided by (b) the total number of Shares outstanding on the applicable date. In making the determination of the Fair Market Value pursuant to this subsection, the Board of Managers shall assume that fair market value of the Company is equal to the amount which would be paid in cash for the Company, as a going concern, by an unaffiliated third party financial buyer, and may take into account such additional factors as may be relevant to such valuation, including without limitation, the absence of a trading market for the Shares, the minority status of the Shares, and such other facts and circumstances as may be material. The Board of Managers may, but shall not be obligated to, engage in the services of a reputable, experience investment banking firm to assist it in the determination of Fair Market Value. The cost of determining Fair Market Value shall be borne by the Company.

     "Fiscal Year" means the Company's fiscal year, which shall be the calendar year.

     "Initial Capital Contribution" means the initial contribution to the capital of the Company made by a Shareholder pursuant to this Operating Agreement, which shall be $.0001 per Share.

     "Manager" means one or more Persons designated or elected to the Board of Managers pursuant to this Agreement.

     "Net Capital Contribution" as to a Shareholder means the aggregate Capital Contribution by such Shareholder reduced by the amounts distributed to such Shareholder as returns of capital.

     "Net Losses" means the Company's taxable loss as computed under the Code.

     "Net Profits" means the Company's taxable income and gain as computed under the Code.

     "Nevada Act" means Chapter 86 of the Nevada Revised Statutes ("NRS").

     "New Securities" has the meaning ascribed to such term in Section 6.10 hereof.

     "Officer" means one or more persons appointed by the Board of Managers pursuant to Article 6 hereof.

     "Operating Agreement" means this Operating Agreement as originally executed and as amended from time to time.

     "Permitted Disposition" means a Disposition by an assignment of an Economic Interest in the Company (evidenced by the Shares to be assigned):

     (a)  to which each Shareholder consents in writing;

     (b)  effected pursuant to the provisions of Section 12.1 hereof; or

     (c) to a member o such Shareholder's immediate family, as defined in the regulations promulgated under Section 15 of the Exchange Act, or to any trust for his or their benefit.

     The foregoing notwithstanding, no Permitted Disposition shall entitle the transferee to the rights and benefits of a Shareholder, unless and until such transferee is admitted to the Company as a Shareholder in the manner described in Article 14 hereof. In addition, no Disposition shall be a Permitted Disposition unless the Transferring Shareholder shall have obtained in written agreement of the transferee, that such transferee will be bound by, and the Shares proposed to be transferred will be subject to, the restrictions on transfer in Article 13 of this Operating Agreement.

     "Person" means any individual or entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

     "Preferred Return" means an amount computed as if it were interest to each Shareholder's Net Capital Contribution, from time to time, as determined by the Board of Managers from time to time.

     "Prime Rate" means the "prime rate" as announced from time to time.

     "Reserve" means with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Board of Managers for working capital and to pay taxes, insurance, debt service, or other costs or expenses incident to the ownership or operation of the Company's business.

     "Shareholder" means each of the parties who executes a counterpart of this Operating Agreement as a Shareholder and each of the parties who may hereafter become Shareholders pursuant to this Agreement. If a Manager has purchased or received a Shareholder Interest in the Company, such Manager will have all the rights of a Shareholder with respect to such Shareholder Interest, and the term "shareholder" as used herein shall include a Manager to the extent such Manager has purchased a Shareholder Interest in the Company. If a Person is an Shareholder immediately prior to the purchase or other acquisition by such Person or an Economic Interest, such Person shall have all the rights of a Shareholder with respect to such purchased or otherwise acquired Shareholder

Interest or Economic Interest, as the case may be.

     "Shareholder Interest" means a Shareholder's entire interest in the Company consisting of such Shareholder's Economic Interest together with the right to vote on, consent to, or otherwise participate in any decision or action of or by the Shareholders granted pursuant to this Operating Agreement or the Nevada Act. A Shareholder is entitled to one vote for each Share held by such Shareholder on all matters that require or are submitted by the Board of Managers to a vote or other action by the Shareholders.

     "Shares" are the basis for determining a Shareholder's share of the Net Profits and Net Losses, distributions of the Company's assets pursuant to this Operating Agreement, and the voting rights of Shareholders. Shares shall be evidenced by certificates in the form approved by the Board of Managers. Shares shall be designated as either Class A Common Stock or Class B Common Stock, pursuant to Article 8.

     "Transaction" means the Company shall consummate (a) a sale of all or substantially all of the assets of the Company, (b) the merger of the Company into another person or any consolidation, share exchange, combination, reorganization, or like transaction in which the Company is not the survivor or in which Persons holding a majority of the Shares of the Company issued and outstanding immediately prior to the consummation of such transaction and any related transaction hold less than a majority of the issued and outstanding equity interests of the resulting or surviving person immediately after the consummation of such transaction or transactions, or (c) a sale or transfer of 85% or more of the issued and outstanding Shares of the Company held by Shareholder.

     "Transferring Shareholder" means Shareholder who sells, assigns, pledges, hypothecates, or otherwise transfers for consideration or gratuitously all or any portion of the Shares held of record by such Shareholder.

     "Treasury Regulations" or "Regulations" means the Federal Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Withdrawing Shareholder" means a Shareholder who counts or incurs in Event of Dissociation within the meaning of NRS 86.491.

                                    ARTICLE 2
                               BUSINESS OF COMPANY

     The Company may engage in any lawful business whatsoever, or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets. The Company shall have all powers necessary to or reasonably connected with the Company's business which may be legally exercised by a limited liability company under the Nevada Act or which are necessary, customary, convenient, or incident to the realization of its business purpose.

                                    ARTICLE 3
                       NAMES AND ADDRESSES OF SHAREHOLDERS

     The names and addresses of the Shareholders are set out on Schedule 1 hereto under the caption Shareholder's Name and Address.

                                    ARTICLE 4
                          RIGHTS AND DUTIES OF MANAGERS

     Section 4.1 Management. The full and entire management of the business and affairs of the Company shall be vested in the Board of Managers which shall have and may exercise all of the powers that may be exercised or performed by the Company. Except for situations in which the approval of the Shareholders is expressly required by this Operating Agreement or by non-waivable provisions of applicable law, the Board of Managers shall have full and complete authority, power and discretion to manage and control the business, affairs, and properties of the Company, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Company's business.

     Section 4.2 Number, Tenure, and Qualifications. The Board of Managers shall initially consist of two (2) persons. The Shareholders shall, from time to time, fix by resolution the precise number of the Board of Managers, provided that there shall be not less than two (2) nor more than nine (9) Managers. Managers shall be elected at each annual meeting of Shareholders and shall hold office until the first to occur of the death (or dissolution as the case may be), resignation, or removal of such Manager, or until a successor to such Manager shall been elected and qualified.

     Section 4.3 Manner of Action,. Quorum. At any time when there is more than one Manager, the Board of Managers may not take any action permitted to be taken by the Board of Managers, unless the Board of Managers act at any regular or special meeting held in accordance with Section 4.5 hereof or by unanimous written consent in accordance with Section 4.6 of this Operating Agreement. A majority of the Board of Managers shall constitute a quorum for the transaction of business at any meeting. All resolutions adopted and all business transacted by the Board of Managers shall require the affirmative vote of a majority of the Managers present at the meeting. Managers need not be residents of the State of Nevada or Shareholders of the Company.

     Section 4.4 Vacancies. The Managers may fill the place of any Manager which may become vacant prior to the expiration of his term, such appointment by the Managers to continue until the expiration of the term of the Manager whose place has become vacant, or may fill any vacancy created by reason of an increase in the number of Managers, such appointment by the Managers to continue for a term of office until the next election of Managers by the Shareholders and until the election of the successor.

     Section 4.5 Meetings. The Managers shall meet annually, without notice, following the annual meeting of the Shareholders. The Board of Managers may set any number of regular meetings by resolution. No notice need be given for any annual or regular meeting of the Board of Managers. Special meetings of the Managers may be called at any time by any two Managers, on two days written notice to each manager, which notice shall specify the time and place of the meeting. Notice of any such meeting may be waived by an instrument in writing executed before or after the meeting. Managers may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such communication equipment shall constitute presence in person at any meeting. Attendance in person at such meeting shall constitute a waiver of notice thereof.

     Section 4.6 Action in Lieu of Meeting. Any action to be taken at a meeting of the Managers, or any action that may be taken, shall be signed by all of the Managers and any further requirement of law pertaining to such consents have been complied with.

     Section 4.7 Removal. Any Manager may be removed from office with cause, upon the majority vote of the Shareholders, at a meeting with respect to which notice of such purpose is given. For purposes of this provision, cause shall be defined as conduct which is fraudulent or otherwise detrimental to the business and/or reputation of the Company.

     Section 4.8 Certain Powers of the Board of Managers. The Board of Managers shall have plenary power and authority to conduct the business of the Company. Without limiting the generality of the preceding sentence or the powers described in Section 4.1 hereof, the Board of Managers shall have full power and authority to authorize the Company.

           (a) To acquire property from any Person as the Board of Managers may determine. The fact that a Manager or a Shareholder is directly or indirectly affiliated or connected with any such person shall not prohibit the Board of Managers from dealing with that Person.

           (b) To borrow money for the Company from banks, other lending institutions, one or more Manager, Shareholder, or affiliates of a Manager or Shareholders on such terms as the Managers deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interest in the assets of the Company to secure repayment of the borrowed sums. NO debt shall be contracted or liability incurred by or on behalf of the Company except by the Board of Managers, or to the extent permitted under the Nevada Act, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Board of Managers.

           (c) To purchase liability and other insurance to protect the Company's property and business.

           (d) To invest any Company  funds  temporarily  (by way of example but
not  limitation)  in  time  deposits,   short-term   governmental   obligations,
commercial paper or other investments.\

           (e) Upon the affirmative vote of the Shareholders holding at least a majority of the Shares held by the Shareholders, to sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan so long as such disposition is not in violation of or a cause of a default under any other agreement to which the Company may be bound. The affirmative vote of the Shareholders shall not be required with respect to any sale or disposition of the Company's assets in the ordinary course of the Company's business.

           (f)  To  execute  on  behalf  of  the  Company  all  instruments  and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company's property; assignments; bills of sale; leases; partnership agreements, operating agreement of other limited liability companies; and any other instruments or documents necessary, in the opinion of the Board of Managers, to the business of the Company.

           (g) To employ accountants, legal counsel, managing agents, or other experts to perform services for the Company and to compensate them from Company funds.

           (h) To enter into any and all other agreements on behalf of the Company, with any other Person for any purpose, in such forms as the Board of Managers may approve.

           (i) To create offices and to delegate executive responsibility to them, and to appoint individuals, who need not be Managers, to serve as such officers at the pleasure of the Board of Managers.

           (j) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

           (k)     To issue authorized but unissued Shares.

           (l)  To  fix,  without   Shareholder  action,  the  relative  rights,
privileges, preferences as to (i) allocations of taxable income, gain, and loss and (ii) distributions.

     Unless authorized by the Board of Managers, no attorney-in-fact, employee, or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge it credit, or to render it liable pecuniary for any purpose. NO Shareholder shall have any power or authority to bind the Company unless the Shareholder has been authorized by the Board of Managers to act as an agent of the Company in accordance with the previous sentence.

     Section 4.9 Liability for Certain Acts. No Manager shall be liable to the Company or to any Shareholder for any loss or damage sustained by the Company or any Shareholder except loss or damage resulting from (a) intentional misconduct,
(b) knowing violation of law, or (c) a transaction from which such Manager received an improper personal benefit in violation or breach of the provisions of this Operating Agreement or the Nevada Act. The Managers shall be entitled to rely on information, opinions, reports, or statements, including but not limited to financial statements or other financial data, prepared or presented by any Officer or by third persons employed by an Officer.

     Section 4.10 Indemnity of the Managers, Officers, Employees, and Other Agents. To the fullest extent permitted by the Nevada Act, the Company shall indemnify the Managers and its Officers, if any, from and against all costs of defense (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement suffered by a Manager because a Manager was made a party to an action because the Manager is or was a Manager or an Officer of the Company or an Officer, director, partner, or manager of another Person at the request of the Company, and make advances for expenses to such Managers and officers with respect to such matters to the maximum extent permitted under applicable law.

     Section 4.11 Resignation. Any Manager of the Company may resign at any time by giving written notice to the Shareholders of the Company. The resignation of any Manager as a Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Shareholder shall not affect the Manager's rights as a Shareholder and shall not constitute an Event of Dissolution as to such Manager.

     Section 4.12 Officers' and Managers' Compensation. Any salaries or other compensation of the Officers shall be fixed by the Board of Managers, and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Shareholder of the Company. Managers who are employees of the Company shall not receive special or separate compensation for serving as the Board of Managers, but may receive compensation as Officers or employees.

                                    ARTICLE 5
                                    OFFICERS

     Section 5.1 General Provisions. The Officers of the Company shall consist of a President, and a Secretary/Treasurer who shall be elected by the Board of Managers, and such other officers as may be elected by the Board of Managers or appointed as provided in this Operating Agreement. Each Officer shall be elected or appointed for a term of office running until the meeting of the Board of Managers following the next annual meeting of the Shareholders, or such other term as provided by resolution of the Board of Managers or the appointment to office. Each Officer shall serve for the term of office for which he or she is elected or appointed and until his or her successor has been elected or appointed and has qualified or his or her earlier resignation, removal from office, or death. Any two or more offices may be held by the same person, except that the President and the Secretary/Treasurer shall not be the same person.

     Section 5.2 President. The President shall be the chief executive officer of the Company and shall have general and active management of the operation of the Company subject to the authority of the Board of Managers. The President shall be responsible for the administration of the Company, including general supervision of the policies of the Company and general active management of the financial affairs of the Company, and shall execute bonds, mortgages, or other contracts in the name and on behalf of the Company.

     Section 5.3 Vice President. The Company may have one or more Vice Presidents, elected by the Board of Managers or appointed by the President, who shall perform such duties and have such powers as may be delegated by the President or the Board of Managers.

     Section 5.4 Secretary/Treasurer. The Secretary shall keep minutes of all meetings of the Shareholders and the Board of Managers and have charge of the minute books and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the President or the Board of Managers. The Secretary/Treasurer shall be charged with the management of the financial affairs of the Company, shall have the power to recommend action concerning the Company's affairs to the President, and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the President or the board of Managers.

                                    ARTICLE 6
                     RIGHTS AND OBLIGATIONS OF SHAREHOLDERS

     Section 6.1 Limitation on Liability. Each Shareholder's liability shall be limited as provided in the Nevada Act.

     Section 6.2 No Liability for Company Obligations. No Shareholder will have any personal liability for any debts or losses of the company beyond such Shareholder's Capital Contributions, except as provided by law.

     Section 6.3 Priority and Return of Capital. Except as may be expressly provided in Article 10, no Shareholder shall have priority over any other
Shareholder, either as to the return of Capital Contributions or as to Net Profits, Net Losses, or distributions. This Section 6.4 shall not apply to loans (as distinguished from Capital Contributions) which a Shareholder has made to the Company.

     Section 6.4 Purchase Upon Death. Upon the death of any Shareholder or the dissolution of a corporate Shareholder (the "Deceased Shareholder"), the Company shall have the irrevocable option, exercisable for 6 months after the date of death of the Deceased Shareholder, to purchase from the estate of such Deceased Shareholder, all Shares then owned by the estate of the Deceased Shareholder. The Purchase Price for such Shares shall be the Fair Market Value and shall be paid by delivery of an unsecured promissory note of the Company, payable to the order of the Deceased Shareholder (or the personal representative, executor, or administrator of the Deceased Shareholder, as the case may be), and bearing interest at the Prime Rate in effect on the date of the closing plus tow percentage points, with accrued and unpaid interest being due on each principal installment payment date. The principal amount of such note shall be payable in
(i) eight (8) equal quarterly installments if the original principal amount of the note is equal to or less than $1,000,000, (ii) twelve (12) equal quarterly installments if the original principal amount of the note is greater than $1,000,000 but equal to or less than $1,500,000; (iii) sixteen (16) equal quarterly installments in the original principal amount of the note is greater than $1,500,000 but equal to or less than $2,000,000; or (iv) twenty (20) equal quarterly installments if the original principal amount is greater than $2,000,000. Payment of quarterly installments shall commence on the first three month anniversary of the closing date of any purchase of Shares pursuant to this
Section 6.5, payable to the order of the Deceased Shareholder (or the personal representative, executor, or administrator of the Deceased Shareholder, as the case may be).

     Section 6.5 Failure to Deliver Shares to the Company. If a Shareholder becomes obligated to sell any Shares to the Company or to the Other Shareholders under this Agreement (the "Obligated Shareholder") and fails to deliver such Shares in accordance with the terms of this Agreement, the Company or such Other Shareholders (as hereinafter defined) may, in addition to all other remedies it may have, tender to the Obligated Shareholder, at the address set forth in the Share transfer records of the Company, the purchase price for such Shares as is herein specified, and (i) in the case of Shares to be sold to the Company pursuant to this Agreement, cancel such Shares on its books and records whereupon all of the Obligated Shareholder's right, title and interest in and to such Shares shall terminate, (ii) in the case of Shares to be sold to an Other Shareholder under this Agreement, issue certificates representing such Shares to the Other Shareholder and register the Other Shareholder on its Company's books and records as the record owner of the Shares whereupon all of the Obligated Shareholder's right, title and interest in and to such Shares shall terminate.

     Section 6.6 Company's Inability to Purchase. If the Company is entitled to purchase the Shares of a Shareholder pursuant to this Agreement and the Company at such time is unable to fulfill its obligations hereunder because of the Company's commitments to creditors or because of Board of Managers has determined that the Company does not have financial wherewithal to perform the obligation of the Company, the Company may assign its rights or delegate its obligations hereunder to all other Shareholders (the "Other Shareholders'). Each Other Shareholder shall have the right to purchase up to such Shareholder's pro-rata Share made available on a pro-rata basis, to the other Shareholder who did purchase a pro-rata allocation. The Other Shareholders may then perform all of the obligations of the Company, and exercise all rights of the Company, with respect to the purchase of such Shares.

     Section 6.7 Status of Shares Purchased by Company. Shares purchased by the Company pursuant thereto shall not be deemed to be outstanding, and shall revert to authorized, and unissued Shares.

     Section 6.8 Minimum Distributions. The Company shall, unless restricted or prohibited by the Nevada Act unless the Board of Managers determines otherwise, make at least annually distributions to Shareholders in an amount that is deemed by the Board of Managers sufficient to pay the combined estimated federal and state income tax liability of Shareholders resulting solely from inclusion of the operating results of the Company on the personal tax returns of the Shareholders. The Board of Managers shall not be required to consider the personal circumstances of Shareholders in making determination of the estimated combined federal and state income tax liability of the Shareholders, and may make an assumption as to the "tax bracket" applicable to Shareholders as a group.

     Section 6.9 Preemptive Rights to Purchase New Securities. The Company hereby grants to each Shareholder the right to purchase up to a pro rata share of any New Securities, as hereinafter defined (the "Purchase Rights"), which the Company may, from time to time, propose to sell and issue. A pro rata share, for purposes of this Purchase Right, is a fraction, the numerator of which is the number of Shares then held by a Shareholder, and the denominator of which is the total number of Shares then outstanding.

     (a) Except as set forth below, "New Securities" shall mean any Ownership Interest, whether now authorized or not, and any rights, options, or warrants to purchase said Ownership Interest, and securities of any type that are, or may become, convertible into Ownership Interests. Notwithstanding the foregoing, "New Securities" does not include: (i) securities offered to the public generally pursuant to a registration statement filed pursuant to the Securities Act of 1933, or pursuant to Regulation A under the Securities Act of 1933; (ii) securities issued pursuant to the acquisition of another Person by the Company by a merger, share exchange, the purchase of substantially all of the assets, or other reorganization whe3reby the Company or its Shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor Person; (iii) Shares or related options exercisable for Shares issued to employees of, officers, and Managers of the Company pursuant to any plan or arrangement approved by the board of Managers of the Company; (iv) securities issued pursuant to any rights or agreements including without limitation convertible securities, options, and warrants, provided that the Purchase Right under this Section 6.10 applies with respect to the initial sale of New
Securities or the grant by the Company of such rights or agreements; (v) securities issued in connection with any recapitalization by the Company.

           (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Shareholder written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the New Securities. Each Shareholder shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata portion of shares of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company of such Shareholder's intentions and stating therein the quantity of New Secretes to be purchased by such Shareholder.

           (c) In the event a Shareholder fails to exercise the Purchase Right within said fifteen (15) day period, the Company shall have one hundred eighty
(180) days thereafter to sell or enter into a written agreement (pursuant to which the sale of New Securities covered thereby shall be completed, if at all, within sixty (60) days form the date of said agreement) to sell the New Securities not purchased by the Shareholders at a price and upon such terms which are no more favorable to the purchase of such New Securities than specified in the Company's notice to the Shareholders. IN the event the Company has not sold the New Securities or entered into a written agreement to sell the New Securities within said one hundred eighty (180) day period (or completed the sale of the new Securities within sixty (60) days from the date of said agreement, as provided above), the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided in this Section 6.10.

           (d) The Purchase  Right granted to a  Shareholder  under this Section
6.10 shall expire upon the date such Shareholder no longer owns any Shares.

                                    ARTICLE 7
                            MEETINGS OF SHAREHOLDERS

     Section 7.1 Annual Meeting. A meeting of Shareholders shall be held annually, within six (6) months of the end of the fiscal year of the Company. The annual meeting shall be held at such time and place and on such date as the Board of Managers shall determine from time to time and as shall be specified in the notice of the meeting. Failure to hold the annual meeting of Shareholders as provided above shall not invalidate any actions taken by the company after the failure to hold the annual meeting as provided above.

     Section 7.2 Special Meetings. Special meetings of Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any two (@) Managers or upon the written request of Shareholder or Shareholders holding at least 50% of the then outstanding Shares held by Shareholders.
Special meetings of Shareholders shall be held at such time and place and on such date as shall be specified in the notice of the meeting.

     Section 7.3 Place of Meetings. Annual or special meetings of Shareholders may be held within or outside the State of Nevada.

     Section 7.4 Notice of Meetings. Written notice of annual or special meetings of Shareholders stating the place, day, and hour of the meeting shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Managers or person calling the meeting, to each Shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given two calendar days after being deposited in the United States mail, addressed to each Shareholder at the address of each shareholder as it appears on the books of the Company, with postage thereon prepaid, Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof. Notice of any special meeting of Shareholders shall state the purpose or purposes for which the meeting is called.

     Section 7.5 Meeting of all Shareholders. If all of the Shareholders shall meet at any time and place, either within or outside the State of Nevada, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken.

     Section 7.6 Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any distribution, or in order to make a determination of Shareholders for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may e, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section 7.6, such determination shall apply to any adjournment thereof.

     Section 7.7 Quorum. At all meetings of Shareholders, a majority of the outstanding Shares held by Shareholders represented at the meeting in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting, a majority of the Shares so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if at the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Shares whose absence would cause less than a quorum to be present.

     Section 7.8 Manner of Acting. If a quorum is present, the affirmative vote of Shareholders holding a majority of the Shares represented at the meeting, in person or by proxy and entitled to vote shall be the act of the Shareholders, unless the vote of a greater or lesser proportion or number is otherwise required by the Nevada Act, by the Articles of Organization, or by this Operating Agreement.

     Section 7.9 Actions Requiring Shareholder Approval. In addition to specific requirements for Shareholder action elsewhere in this Operating Agreement,

     (a) The Shareholders hall have the right, by the affirmative vote of Shareholders holding at least a majority of the Shares held by Shareholders to approve the (I) sale, exchange, or other disposition if all, or substantially all, of the Company's assets (other than in the ordinary course of the Company's business) which is to occur as part of a single transaction or plan, (ii) any merger of the Company into another Person, if the Company shall not be the survivor of the Merger and (iii) election of Managers to the Board of Managers.

     (b) The Shareholders hall have the right, by the affirmative vote of Shareholders holding at least a majority of the Shares held by Shareholders to approve the (I) amendment of the Operating Agreement (other than an amendment to reflect the designation by the Board of Managers of any special class or series of authorized but unissued Shares pursuant to the authority granted to the Board of Managers pursuant to Section 4.8(I) hereof) and (ii) admission of new Shareholders as provided in Article 14 hereof.

     Section 7.10 Proxies. At all meetings of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Board of Managers of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 7.11 Action by Shareholders without a Meeting. Action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the Shareholders holding a majority of the outstanding Shares held by Shareholders, or such greater number as may be required to approve such action and delivered to the Board of Managers of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section 7.11 is effective when the Shareholders required to approve such action have signed the consent, unless the consent specifies a different effective date. The record date for determining Shareholders entitled to take action without a meeting shall be the date the first Shareholder signs a written consent.

     Section 7.12 Waiver of Notice. When any notice is required to be given to any Shareholder, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

     Section 7.13 Meeting by Telephone; Action by Consent. Shareholders may also meet by conference telephone call if all Shareholders can hear one another on such call and the requisite notice is given or waived.

                                    ARTICLE 8
              AUTHORIZED CAPITAL, CAPITAL CONTRIBUTIONS, AND LOANS

     Section 8.1 Authorized Shares. The aggregate number of Shares which the Company shall have the authority to issue is 5,000,000, all of which shall be without par value.

     The Board of Managers shall have the authority without Shareholder action to issue all authorized but unissued Shares (including Treasury Shares) for such consideration as the Board of Managers deems appropriate.

     Section 8.2 Share Certificates. Shares shall be evidenced by a numbered certificate in such form as shall be approved by the Board of Managers, signed by the President and the Secretary. Any such Share certificates shall be kept in a book and shall be issued in consecutive order therefrom. The name of the person owning the Shares, the number and class of Shares, and the date of issue shall be entered on the stub of each certificate. Share certificates exchanged or returned shall be canceled by the Secretary and returned to their original place in the Share book.

     Section 8.3 Voting. Voting shall take place as follows:

     In all matters, holders of Stock shall be entitled to one vote per share.

     Section 8.4 Transfer of Shares. Transfers of Shares shall be made on the Share books of the Company by the Transferring Shareholder in person or by power of attorney, upon surrender of the old certificate evidencing the Shares to be transferred, duly assigned to the transferee, and only upon compliance with the provisions of this Operating Agreement. See Section 12.1.

     Section 8.5 Capital Contributions. Each initial Shareholder shall make an Initial Capital Contribution of $.0001 per Share and each Person who thereafter purchases Shares from the Company shall make a Capital Contribution in an amount determined by the Board of Managers.

     Section 8.6 Additional Contributions. Except as set forth in Section 8.4 hereof, no Shareholder shall be required to make any Capital Contributions or loans to the Company. TO the extent approved by the Board of Managers, from time to time Shareholders may be permitted to make additional Capital Contributions and/or loans if and to the extent they so desire, and if the Board of Managers determine that such additional Capital Contributions and/or loans are necessary or appropriate in connection with the conduct of the Company's business
(including without limitation expansion or diversification). In such event, Shareholders hall have the opportunity (but not the obligation) to participate in such additional Capital Contributions and/or loans on a pro rata basis in accordance with the number of Shares held of record.

     Section 8.7 Withdrawal or Reduction of Contributions to Capital.

     (a) A Shareholder shall not receive out of the Company's property any part of such Shareholder's Capital Contribution until all liabilities of the Company, except liabilities to Shareholders on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay them.

     (b) A Shareholder, irrespective of the nature of such Shareholder's Capital Contribution, has only the right to demand and receive cash in return for such Capital Contribution.

                                    ARTICLE 9
                                  DISTRIBUTIONS

     Section 9.1 Distributions. All distributions of cash or other property shall be made to Shareholders as follows:

     (a) First, to Shareholders and Economic Interest Holders until they have received their full Preferred Returns, such distribution to be in proportion to their accrued but unpaid Preferred Returns;

     (b) Net, to the Shareholder and Economic Interest Holders in the proportion that the positive Capital Account balance of each such Shareholder and Economic Interest Holder bears to the positive Capital Account balance of all such Shareholders and Economic Interest Holders until such balances are reduced to zero;

     (c) Finally, to all Shareholders and Economic Interest Holders pro rata in accordance with the ratio that the number of Shares held of record by such Shareholder and Economic Interest Holder bears to all Shares then outstanding.

     Section 9.2 Limitation Upon Distributions. No distribution shall be made to Shareholders if the distribution is prohibited by the Nevada Act.

     Section 9.3 Interest on and Return of Capital Contributions. No Shareholder or Economic Interest Holder shall be entitled to interest on its Capital Contribution or to the return of its Capital Contribution, except as otherwise specifically provided for herein.

                                   ARTICLE 10
                                   ALLOCATIONS

     Section 10.1 Net Profits. Net Profits shall be allocated for each Fiscal Year as follows:

     (a) Ten percent (10%) of profits will be paid to the President and Secretary for managing DJH Holdings.

     (b) Then, to Shareholders and Economic Interest Holders until the Net Profits allocated to them for such Fiscal Year and all prior Fiscal years is equal to 50% of the aggregate amount of the Net Losses allocated to them pursuant to Section 10.2 hereof for all prior Fiscal Years;

     (c) Finally, to Shareholders and Economic Interest Holders in the ratio that the number of Shares held by such Shareholder or economic Interest Holder bears to all Shares then outstanding.

     Section 10.2 Net Losses. Net Losses shall be allocated:

     (a) First, to Shareholders and Economic Interest Holders whose Capital Accounts reflect an initial Capital Contribution, in the proportion that the positive capital account balances of each of such Shareholders bears to the positive capital account balances of all Shareholders, until the capital account balances of such Shareholders equal zero;

     (b) Next, to Shareholders and Economic Interest Holders until the aggregate amount of Net Losses allocated to them for such fiscal year and all prior fiscal years is equal to the aggregate Net Profit allocated to them pursuant to Section 10.1(C) hereof for all prior Fiscal Years; such allocation to be in the amount of the Net Profit allocated to each of them pursuant to that Section;

     (c) Finally, the balance, to Shareholders and Economic Interest Holders in the ratio that the number of Shares held by such Shareholder or Economic Interest Holder bears to all Shares then outstanding.

     Section 10.3 Alternative Allocations. It is the intent of the Shareholders that each Shareholder's distributive share of income, gain, loss, deduction, credit (or item thereof) be determined and allocated consistently with the provisions of the Code, including Sections 704(b) and 704(c) of the Code. If in connection with the issuance of Shares or other new securities pursuant to the provisions hereof, or if for any other reason, the Managers deem it necessary in order to comply with the Code, the Managers may, and they hereby are, authorized and directed to allocate income, gain, loss, deduction or credit (or items thereof) arising in any year differently than as provided for in this Article 11 if, and to the extent (I) that allocating income, gain, loss, deduction or credit (or item thereof) would cause the determinations and allocations of each Shareholder's distributive share of income, gain, loss, deduction or credit (or item thereof) not to be permitted by the Code and any Treasury Regulations promulgated thereunder or (ii) inconsistent with a Shareholder's interest in the Company taking into consideration all facts and circumstances. Any allocation made pursuant to this Section shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, an no further amendment of this Agreement or approval by any Shareholder shall be required to effectuate such allocation. IN making any such allocations under this Section ("New Allocations") the Managers are authorized to act in reliance upon advice of counsel to the Company or the Company's regular certified public accountants that, in their opinions after examining the relevant provisions of the Code and any current or future proposed or final Treasury Regulations thereunder, the New Allocation is necessary in order to ensure that, in either the then-current year or in any preceding year, each Shareholder's distributive share of income, gain, loss, deduction or credit (or items thereof) are determined and allocated in accordance with the Code and the Shareholder's interests in the Company.

     New Allocations made by the Managers in reliance upon the advice of counsel and accountants as described above shall be deemed to be made in the best interests of the Company and all of the Shareholders consistent with the duties of the Managers hereunder and any such New Allocations shall not give rise to any claim or cause of action by any Shareholder or Economic Interest Holder against the Company or any Manager.

                                   ARTICLE 11
                                BOOKS AND RECORDS

     Section 11.1 Accounting Period. The Company's accounting period shall be the calendar year.

     Section 11.2 Records, Audits and Reports. The Company shall maintain records and accounts of all operations and expenditures of the Company. The Company shall keep at its principal place of business the following records:

     (a) A current list of the full name and last known address of each Shareholder, Economic Interest Owner and Manager,

     (b) Copies of records to enable a Shareholder to determine the relative voting rights of each Shareholder if any;

     (c) A copy of the Articles of Organization of the Company and all amendments thereto;

     (d) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years;

     (e) Copies of the Company's written Operating Agreement, together with any amendments thereto;

     (f) Copies of any financial statements of the Company for the three most recent years.

     Section 11.3 Tax Returns. The Board of Managers shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Shareholders within a reasonable time after the end of the Company's fiscal year.

     Section 11.4 Financial Statements, Reports, etc. The Company shall furnish to each Shareholder:

     (a) within one hundred fifty (150) days after the end of each fiscal year of the Company, a balance sheet of the Company, as of the end of such fiscal year and the related statements of income, Shareholders' equity, and changes in cash flows for such fiscal year, prepared in accordance with generally accepted accounting principles;

     (b) within sixty (60) days after the end of each quarter, other than the last quarter in each fiscal year, a balance sheet of the Company and an income statement of the Company, unaudited but prepared in accordance with generally accepted accounting principals;

     (c) promptly following receipt by the Company, each audit response letter, accountant's management letter, and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries.

     (d) promptly after the commencement thereof,  notice of all actions, suits,
claims,  proceedings,   investigations,  and  inquiries  that  could  materially
adversely affect the Company;

     (e) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property, or affairs of the Company as to shareholders may reasonably request.

     Section 11.5 Compliance with Laws. The Company shall comply with all applicable laws, rules, regulations, and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

     Section 11.6 Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles, consistently applied, reflecting all financial transactions of the Company and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts, and other purposes in connection with its business shall be made.

                                   ARTICLE 12
                                 TRANSFERABILITY

     Section 12.1 Transfer Restricted. No Shareholder Interest in the Company or Corporation owning an interest in the Company may be transferred to a Person without the prior written approval of (a) all of the Managers and (b) Shareholders holding Shares constituting at least fifty percent (50%) of all Shares. No Shareholder may Dispose of such Shareholder's Economic Interest in the Company evidenced by the Shares unless such Disposition is a Permitted Disposition.

     Section 12.2 Successors to Economic Rights. References in this Operating Agreement to Shareholder shall also be deemed to constitute a reference to

Economic Interest Owners where the provisions would include those regarding Capital Accounts, distributions, allocations, and contributions. A transferee shall succeed to the transferor's Capital Contributions and Capital Account to the extent related to the Economic Interest transferred, regardless of whether such transferee becomes a Member.

                                   ARTICLE 13
                          ADMISSION OF NEW SHAREHOLDERS

     At any time after the date of the formation of the Company, an Person, including a person who, by virtue of a Permitted Disposition becomes a holder of an Economic Interest in the Company (a "Permitted Transferee") may become a Shareholder if (a) such Person is approved in writing by Shareholders holding at least fifty percent (50%) of the outstanding Shares held by Shareholders. Upon the occurrence of (A) and (b) in the preceding sentence, such Person shall be admitted as a Shareholder of the Company by (i) executing a counterpart of this Agreement and (ii) if the Person is not a transferee in connection with a Permitted Disposition, the payment of a Capital Contribution in an amount determined by the Board of Managers and/or the payment of the purchase price of the stock to be issued, said price to be determined by the Board of Managers. Upon delivery to the Company of cash of such Capital Contribution, and/or purchase price the Company shall issue a certificate evidencing the number of Shares purchased in connection with the Shareholder Interest acquired by such Person. No additional Shareholders (or substitute Shareholders) shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Board of Managers may, at the time of Shareholder is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income, and expense deductions to a new Shareholder for that portion of the Company's tax year in which a Shareholder was admitted in accordance with the provisions of 706(d) of the Code and the Treasury Regulations promulgated thereunder.

                                   ARTICLE 14
                           DISSOLUTION AND TERMINATION

     Section 14.1 Dissolution.

     (a) The Company shall be dissolved upon the occurrence of any of the following events:

          (i) by the vote or written consent of Shareholders holding at least a majority of the Shares; or

          (ii) the sale of all or substantially all of the Company's assets and the collection of all proceeds therefrom; or

     (b) If the Company is continued after the occurrence of an Event of Dissolution pursuant to this Section, any successor in interest of the Shareholder as to whom the Event of Dissolution occurred shall become an Economic Interest Owner but shall not be admitted as a Shareholder except in accordance with Article 14 hereof.

     (c) A Shareholder shall not voluntarily withdraw from the Company or take any other voluntary action which causes an Event of Dissolution. A Shareholder shall have no right to withdraw from the Company.

     (d) Unless otherwise approved by Shareholders holding at least a majority of the Shares held by the other Shareholders, a Shareholder who suffers or incurs an Event of Dissolution or whose status as a Shareholder is otherwise terminated (a "Withdrawing Shareholder)", regardless of whether such termination was the result of a voluntary act by such Withdrawing Shareholder, shall not be entitled to receive the fair value of his Membership Interest, and such Withdrawing Shareholder shall become an Economic Interest Owner.

     (e) Damages for breach of Section 14.1(C) shall be monetary damages only (and not specific performance), and such damages may be offset against distributions by the Company to which the Withdrawing Shareholder would otherwise be entitled.

     Section 14.2 Effective of Dissolution. Upon dissolution, if the business of the Company is not continued, the Company shall commence to wind up its affairs and shall file a statement of commencement of winding up, and publish the notice permitted by the Nevada Act.

     Section 14.3 Winding Up, Liquidation and Distribution of Assets.

     (a) Upon dissolution, an accounting shall be made by the company's independent accountants of the accounts of the Company and of the Company's assets, liabilities, and operations, from the date of the last previous accounting until the date of dissolution. The Manager(s) shall then immediately begin to wind up the affairs of the Company consistent with maximization of realization as the company's assets. All Shareholders acknowledge that final collection of such indebtedness and distribution with respect thereto may extend over a period of years and that winding up will proceed consistently with the foregoing.

     (b) If the Company is dissolved and its affairs are to be wound up, the Board of Managers shall:

          (i) Sell or otherwise liquidate all of the Company's assets consistent with realization of full value of such assets and collection of any assets outstanding (except to the extent the Manager(s) may determine to distribute any assets to Shareholders and Economic Interest Holders in kind),

          (ii) Allocate any profit or loss resulting from such sales to Shareholders in accordance with Section 10 hereof,

          (iii) Discharge all liabilities of the Company, including liabilities to Shareholders who are creditors, to the extent otherwise permitted by law, other than liabilities to Shareholders for distributions, and establish such Reserves as may be reasonably necessary to provide for contingent or liabilities of the Company.

          (iv) The remaining assets shall be distributed to Shareholders and Economic Interest Holders, either in cash or in kind, as determined by the Board of Managers, with any assets distributed in kind being valued for this purpose at their fair market value, in accordance with the positive balance (if any) in each Shareholder's or Economic Interest Holder's Capital Account (as determined after taking account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs) with the balance, if any, being distributed pro rata to the Shareholders and Economic Interest Holders in accordance with the Economic Interests held by such holders. Any such distributions in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

          (v) If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolutions has be determined by independent appraisal or by the Board of Managers. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of Shareholders shall be adjusted pursuant to the provisions of this Operating Agreement to reflect such deemed sale.

     (c) Notwithstanding anything to the contrary in this Operating Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Shareholder or Economic Interest Holder has a
deficit Capital Account (after giving effective to all contributions, distributions, allocations, and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Shareholder or Economic Interest Holder shall nave no obligation to make a Capital Contribution sufficient to eliminate the negative balance of such Shareholder's Capital Account.

     (d) Upon completion of the winding up, liquidation, and distribution of the assets, the Company shall be deemed terminated.

     Section 14.4 Certificate of Termination. When all debts, liabilities, and obligation have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to Shareholders and Economic Interest Holders, the Company shall file the Articles of Dissolution in accordance with Nevada Revised Statutes.

     Section 14.5 Return of Contribution Nonrecourse to Other Shareholders. Upon dissolution, each Shareholder and Economic Interest Holder shall look solely to the assets of the Company for the return of such Shareholder's Capital Account. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Account of one or more Shareholder or Economic interest Holder, including, without limitation, all or any part of that Capital Account attributable to Capital Contributions, then such Shareholders shall have no recourse against the Company, any Manager, or any other Shareholder.

                                   ARTICLE 15
                            MISCELLANEOUS PROVISIONS

     Section 15.1 Application of Nevada Law. This Operating Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Nevada, and specifically the Nevada Act.

     Section 15.2 No Action for Partition. No Shareholder or Economic Interest Holder has any right to maintain any action for partition with respect to the property of the Company.

     Section 15.3 Execution of Additional Instruments. Each Shareholder hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

     Section 15.4 Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

     Section 15.5 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

     Section 15.6 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

     Section 15.7 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right not use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statue, ordinance, or otherwise.

     Section 15.8 Severability. If any provision of this Operating Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

     Section 15.9 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and insure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors, and assigns.

     Section 15.10 Creditors. None of the provision of this Operating Agreement shall be for the benefit of or enforceable by any creditor of the Company.

     Section 15.11 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     Section 15.12 Federal Income Tax Elections; Tax Matters Partner. All elections required or permitted to be made by the Company under the Code shall be made by the Board of Managers as determined in their sole discretion. For all purposes permitted or required by the Code, the Shareholders constitute and appoint Cecilia Hoyng as Tax Matters Partner or, if Cecilia Hoyng is no longer a Manager, then such other Shareholder as shall be designated by the Shareholders holding a majority of the Shares. The provisions on limitations of liability of the Shareholders and Managers contained herein and indemnification in Section
4.11 hereof shall be fully applicable to the Tax Matters Partner in his or her capacity as such. The Tax Matters Partner may resign at any time by giving written notice to the Company and each of the other Shareholders. Upon the resignation of the Tax Matters Partner, a new Tax Matters Partner shall be elected by Majority Consent of the Members.

     Section 15.13 Certification of Non-Foreign Status. In order to comply with 1445 of the Code and the applicable Treasury Regulations thereunder, in the event of the disposition by the Company of a United States real property interest as defined in the Code and Treasury Regulations, each Shareholder shall provide to the Company, an affidavit stating, under penalties of perjury, (a) the Shareholder's address, (b) United States taxpayer identification number, and
(c) that the Shareholder is not a foreign person as that term is defined in the Code and Treasury Regulations. Failure by any Shareholder to provide such affidavit by the date of such disposition shall authorize the Board of Managers to withhold ten percent (10%) of each such Shareholder's distributive Share of the amount realized by the Company on the disposition.

     Section 15.14 Notices. Any and all notices, offers, demands, or elections required or permitted to be made under this Agreement ("Notices") shall be in writing, signed by the party giving such Notice, and shall be deemed given and effective (a) when hand-delivered (either in person by the party giving such notice, or by its designated agent, or by commercial courier) or (b) on the third (3rd) business day (which term means a day when the United States Postal Service, or its legal successor ("Postal Service") is making regular deliveries of mail on all of its regularly appointed week-day rounds in Reno, Nevada) following the day (as evidenced by proof of mailing) upon which such notice is deposited, postage pre-paid, certified mail, return receipt requested, with the Postal Service, and

        (a)     If to the Company

                  DJH Holdings, a Limited Liability Company
                  43 Taunton Green Street, Suite 3
                  Taunton, Massachusetts 02780

                  with a copy (which shall not constitute notice) to:

                  John K.  Gallagher, Esq.
                  Guild, Russell, Gallagher & Fuller, Ltd.
                  100 W.  Liberty Street, Suite 800
                  P.O. Box 2838
                  Reno, Nevada 89505

                  and

                  Robert L.  Cooperstein
                  Law Office of Robert L.  Cooperstein
                  Four Court Street, Suite 110
                  P.O. Box 2879
                  Taunton, Massachusetts 02780

     (b) if to a Shareholder or Economic Interest Holder, to the Shareholder's or Economic Interest Holder's address as reflected in the Share ownership records of the Company or as the Shareholders shall designate to the Company in writing.

     Section 15.15 Amendments. Any amendment to this Operating Agreement shall be made in writing and signed by Shareholders holding at least fifty percent (50%) of the Shares held by Shareholders.

     Section 15.16 Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. If any particular provision herein is construed to be in conflict with the provisions of the Nevada Act or other law, the provision so this Operating Agreement shall control to the fullest extent permitted by law. The invalidity or unenforceability of any provision hereof under applicable law shall not affect or invalidate the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid provisions were omitted.

     Section 15.17 Captions. Titles and captions are inserted for convenience only and in no way define, limit, extend, or describe the scope of intent of this Agreement or any of its provisions and in no way are to be construed to affect the meaning or construction of this Agreement or any of its provisions.

     Section 15.18 Banking. All funds of the Company shall be deposited in its name in an account or accounts as shall be designated from time to time by the Board of Managers. All funds of the Company shall be used solely for the business of the Company. All withdrawals form the Company bank accounts shall be authorized by Officers or by such other persons as the Board of Managers may designate from time to time.

     Section 15.19 Arbitration. Any dispute, controversy, or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach hereof shall, upon the request of any party involved, be submitted to, and settled by, arbitration in the City of Reno, State of Nevada, pursuant to the commercial arbitration rules then in effect of the American Arbitration Association (or at any time or at any other place or under any other form or arbitration at the sole discretion of the Board of Managers). Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence and counsel's fees, except that in the discretion of the arbitrator, any award may include the cost of party's counsel if the arbitrator expressly determines that the party against whom such award is entered has caused the dispute, controversy or claim to be submitted to arbitration as a dilatory tactic.

     Section 15.20 Determination of Matters Not Provided For In This Agreement. The Board of Managers shall decide any questions arising with respect to the Company and this Agreement which are not specifically or expressly provided for in this Agreement.

     Section 15.21 Further Assurances. Each Shareholder agrees to cooperate, and to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of the Company and this Operating Agreement.

     Section 15.22 Legends. Any certificate evidencing Share shall bear the following legends:

                     On the face of the certificate:

"TRANSFER OF SHARES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE."

                     On the reverse:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

"THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN OPERATING AGREEMENT OF DJH HOLDINGS A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN RENO, NEVADA. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID AGREEMENT. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID AGREEMENT."

"SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT PURPOSES ONLY AND NOT FOR RESALE, TRANSFER OR DISTRIBUTION, HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO EFFECTIVE REGISTRATION UNDER SUCH LAWS, OR IN TRANSACTIONS OTHERWISE IN COMPLIANCE WITH SUCH LAWS, AND UPON EVIDENCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH SUCH LAWS, AS TO WHICH THE COMPANY MAY RELY UPON ANY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY."

     Each Shareholder shall promptly surrender the certificate representing Shares to the Company so that the Company may affix the foregoing legends thereto. A copy of this Agreement shall be kept on file in the principal office of the Company in Reno, Nevada. Upon termination of all applicable restrictions set forth herein and upon tender to the Company of the appropriate stock certificates, the Company shall reissue to the holder of such certificates new certificate which shall contain only the second paragraph of the restrictive legend set forth above. This legend may be modified form time to time by the Board of Managers of the Company to conform to such statutes or to this Operating Agreement.

     Section 15.23 Investment Representation. In addition to the restrictions on transfer set forth above, each Shareholder understands that Shareholder must bear the economic risk of this investment for an indefinite period of time because the Share are not registered under the Securities Act of 1933, as amended (the "1933 Act") or the securities laws of any state of other jurisdiction. Shareholder has been advised that there is no public market for the shares and that eh Shares are not being registered under the 1933 Act upon the basis that the transactions involving its sale are exempt from such registration requirements, and that reliance by the Company on such exemption is predicated in part on the Shareholder's representations set forth in this Agreement. Each Shareholder acknowledges that no representations of any kind concerning the future intent or ability to offer or sell the Share in public offering or otherwise have been made to the Shareholder by the Company or any other person or entity. The Shareholder understands that the Company makes no covenant, representation or warranty with respect to the registration of securities under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company. Accordingly, the Shareholder acknowledges that there is no assurance that there will ever be any public market for the Share, and that the Shareholder may not be able to publicly offer or sell any thereof.

     Each Shareholder represents and warrants that the Shareholder is able to bear the economic risk of losing Shareholder's entire investment in the Company, which investment is not disproportionate to Shareholder's net worth, and that eh Shareholder has adequate means of providing for Shareholder's current needs and personal contingencies without regard to the investment in the Company. The Shareholder acknowledges that an investment in the Company involves a high degree of risk. The Shareholder acknowledges that Shareholder and Shareholder's advisors have had an opportunity to ask questions of and to receive answ3ers from the officers of the Company and to obtain additional information in writing to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense: (I) relative tot eh Company and the Shares; and (ii) necessary to verify the accuracy of any information, documents, books and records furnished. Each Shareholder represents, warrants and covenants to the Transferor and the Company that the Shareholder is a resident of the state shown on Schedule 1 hereto and will be the sole party in interest as to the Shares acquired hereunder and is acquiring the Shares for the Shareholder's own account, for investment only, and not with a view toward the resale or distribution thereof.

     Each Shareholder agrees that the Shareholder will not attempt to pledge, transfer, convey or otherwise dispose of the Shares except in a transaction that is the subject of either (I) an effective registration statement under the 1933 Act and any applicable state securities laws, or (ii) an opinion of counsel, which opinion of counsel shall be satisfactory to the Company, to the effect that such registration is not required. The Company may rely on such an opinion of Shareholder's counsel in making such determination. Each Shareholder consents to the placement of legends on any certificates or documents representing any of the Share stating that the Shares have not been registered under the 1933 Act or any applicable state securities laws and setting froth or referring to the restrictions on transferability and sale thereof. The Shareholder is aware that the Company will make a notation in its appropriate records, and notify its transfer agent, with respect to the restrictions on the transferability of the Shares.

     Each Shareholder represents that the Shareholder has consulted with the Shareholder's attorneys, financial advisors and other regarding all financial, securities and tax aspects of the proposed investment in the Company and that such advisors have reviewed this Agreement and all documents relating to this Operating Agreement on Shareholder's behalf. Shareholder and the Shareholder's advisors have sufficient knowledge and experience in business and financial matters to evaluate the Company, to evaluate the risks and merits of an investment in the Company, to make an informed investment decision with respect to investment in the Company, and to protect the investors' interest in connection with the investor's acquisition of shares in the Company without the need for additional informed which would be required to be included in a complete registration statement effective under the 1993 Act.

     Section 15.24 Partnership not Intended for Non-Tax Purposes. The Shareholders have formed this Company under the Act, and expressly disavow any intention to form a partnership under Nevada's Uniform Partnership Act or the Partnership Act or laws of any other state. The Shareholders do not intend to be partners one to another or partners as to any third party. TO the extent any Shareholder, by word or action, represents to another person that any other Shareholder is a partner of that the Company is a partnership, the Shareholder making such wrongful representation shall be liable to any other Shareholder who incurs personal liability by reason of such wrongful representation.

     IN WITNESS WHEREOF, the undersigned have set their hands and seals effective as of November 3, 1997.

                       [SIGNATURES CONTINUED ON NEXT PAGE]
                               OPERATING AGREEMENT

Shareholder's Name and Address                         Shares Owned

Daniel & Cecilia Hoyng                                 2,750,000
310 Nichols Drive
Taunton, Massachusetts 02780

Louis & Dorothy Hoyng                                     10,000
504 West Fayette
Celina, Ohio 45822

(to be set aside for investors)                          500,000

(to be set aside for future employees or managers)       630,000

(to be set aside for future issue)                     1,000,000

                                    EXHIBIT A

                                CORPORATE RECORDS

                                    EXHIBIT B

                                  STOCK LEGENDS